Exhibit 1


                        TRUSTEE'S DISTRIBUTION STATEMENT


To the Holders of:
Corporate-Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2002-15 *CUSIP: 21988G379 & 21988GBY1

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 15, 2002.

INTEREST ACCOUNT
----------------
Balance as of February 15, 2002 ..............................         $0.00
         Scheduled Income received on securities .............   $968,775.50
         Unscheduled Income received on securities ...........         $0.00

LESS:
         Distribution to Class A1 Holders ....................  -$113,020.83
         Distribution to Class A2 Holders ....................        -$0.00
         Distribution to Depositor ...........................  -$855,751.69
         Distribution to Trustee .............................        -$2.98
Balance as of August 15, 2002 ................................         $0.00


PRINCIPAL ACCOUNT
-----------------
Balance as of February 15, 2002 ..............................         $0.00
         Scheduled Principal payment received on securities...         $0.00

LESS:
         Distribution to Holders .............................         $0.00
Balance as of August 15, 2002 ................................         $0.00

                UNDERLYING SECURITIES HELD AS OF AUGUST 15, 2002

         Principal
         Amount                    Title of Security
         ---------                 -----------------
         $25,163,000               CIT Capital Trust I
                                   7.70% Preferred Capital Securities
                                   due February 15, 2027
                                   *CUSIP: 125563AC0

U.S. Bank Trust National Association, as Trustee

* Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.


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